UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 14, 2009

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 478-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On October 14, 2009, BioSante Pharmaceuticals, Inc. (“BioSante”) completed its previously announced acquisition of Cell Genesys, Inc. (“Cell Genesys”).  Pursuant to the terms of an agreement and plan of merger dated as of June 29, 2009 between BioSante and Cell Genesys (the “Merger Agreement”), Cell Genesys merged with and into BioSante, with BioSante continuing as the surviving company (the “Merger”).

In connection with the completion of the Merger, on October 14, 2009, BioSante entered into supplemental indentures to the indentures governing Cell Genesys’s 3.125% convertible senior notes due 2011 and 2013, respectively, with U.S. Bank National Association, as trustee. Under the terms of the indentures, as supplemented by the supplemental indentures, the obligations of Cell Genesys under the notes were assumed by BioSante and the notes became unsecured senior indebtedness of BioSante bearing interest at the rate of 3.125% per annum.  Interest on the notes is payable semi-annually in arrears on May 1 and November 1 of each year.  The maturity date of the 3.125% convertible senior notes due 2011 is November 1, 2011.  The maturity date of the 3.125% convertible senior notes due 2013 is May 1, 2013.  At maturity, BioSante will be required to repay the outstanding principal of the convertible notes and any accrued and unpaid interest thereon.  As of October 14, 2009, the aggregate outstanding principal amount of the 3.125% convertible senior notes due 2011 was $1.2 million and the aggregate outstanding principal amount of the 3.125% convertible senior notes due 2013 was $20.8 million.

On and after the effective time of the Merger, these convertible notes were no longer convertible into shares of Cell Genesys common stock but became convertible into shares of BioSante common stock in accordance with the terms of the indentures, based on the final exchange ratio used in the Merger of 0.1828 of a share of BioSante common stock for each share of Cell Genesys common stock.  Prior to the Merger, the outstanding 3.125% convertible senior notes due in November 2011 and 3.125% convertible senior notes due in May 2013 were convertible into 135,604 shares of Cell Genesys common stock and into 30,563,235 shares of Cell Genesys common stock, respectively.  At the effective time of the Merger, the 3.125% convertible senior notes due in November 2011 and 3.125% convertible senior notes due in May 2013 became convertible into 24,788 shares of BioSante common stock and 5,586,959 shares of BioSante common stock, respectively.  Correspondingly, the 3.125% convertible senior notes due in November 2011 and 3.125% convertible senior notes due in May 2013, which were convertible into shares of Cell Genesys common stock at a conversion price of $9.10 and $0.68, respectively, immediately prior to the Merger, became convertible into shares of BioSante common stock at a conversion price of $49.78 and $3.72, respectively, at the effective time of the Merger.

The foregoing descriptions of the supplemental indentures and the indentures do not purport to be complete and are qualified in their entirety by reference to the supplemental indentures and the indentures, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On October 14, 2009, BioSante completed its previously announced acquisition of Cell Genesys.  Pursuant to the terms of the Merger Agreement, Cell Genesys merged with and into BioSante, with BioSante continuing as the surviving company.  The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the board of directors and stockholders of each of BioSante and Cell Genesys.  The stockholders of BioSante and Cell Genesys approved the Merger Agreement and the transactions contemplated thereby, including the Merger and, in the case of the BioSante stockholders, the issuance of shares of BioSante common stock in the Merger, at respective special meetings of the stockholders held on September 30, 2009, in the case of the BioSante special meeting, and October 14, 2009, in the case of the Cell Genesys special meeting.

Subject to the terms and conditions of the Merger Agreement, at the effective time of and as a result of the Merger, each share of common stock of Cell Genesys issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.1828 of a share of BioSante common stock (the “Exchange Ratio”).  No fractional shares of BioSante common stock were issued in connection with the Merger, and holders of Cell Genesys common stock are entitled to receive cash in lieu thereof.

In addition, under the terms of the Merger Agreement, all options to purchase shares of Cell Genesys common stock, other than certain designated options held by Cell Genesys’s current officers (the “Specified Company Stock Options”), became fully vested and exercisable until immediately prior to the effective time of the Merger.  Upon the effective time of the Merger, such unexercised options other than the Specified Company Stock Options terminated.  The Specified Company Stock Options were assumed by BioSante and will remain outstanding following the Merger, but converted into and became options to purchase shares of BioSante common stock on terms substantially identical to those in effect prior to the Merger, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio.  All warrants to purchase shares of Cell Genesys common stock which by their terms survived the Merger were assumed by BioSante, but were converted into and became warrants to purchase shares of BioSante common stock on terms substantially identical to those in effect prior to the Merger, except for adjustments to the underlying number of shares and the exercise price based on the Exchange Ratio.  In addition, as described in more detail under Item 1.01 above and Item 2.03 below, as a result of the Merger, BioSante assumed $1.2 million in principal amount of 3.125% convertible senior notes due in November 2011 and $20.8 million in principal amount of 3.125% convertible senior notes due in May 2013 issued by Cell Genesys.  Such notes became convertible into shares of BioSante common stock as a result of the Merger in accordance with the terms of the indentures governing such notes as supplemented by supplemental indentures entered in to between BioSante and the trustees thereunder, as described in Item 1.01 above.

In the aggregate, BioSante issued approximately 20.2 million shares of its common stock to former Cell Genesys stockholders in connection with the Merger.  The issuance of BioSante common stock to the Cell Genesys stockholders in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-161181), initially filed by BioSante with the Securities and Exchange Commission on August 7, 2009 and declared effective on August 21, 2009. BioSante’s Form S-4 registration statement, including the joint proxy statement/prospectus included therein, contains additional information about the Merger and the related transactions.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in more detail above under Item 1.01 and Item 2.01 of this Current Report on Form 8-K, which descriptions are incorporated herein by reference, as a result of the Merger, BioSante assumed $1.2 million in principal amount of 3.125% convertible senior notes due in November 2011 and $20.8 million in principal amount of 3.125% convertible senior notes due in May 2013.  Such notes:

•                                          mature on November 1, 2011, in the case of the 3.125% convertible senior notes due in November 2011 and mature on May 1, 2013 in the case 3.125% convertible senior notes due in May 2013;

•                                          accrue interest at the rate of 3.125% per annum, which interest is payable on May 1 and November 1 of each year through maturity;

•                                          are BioSante’s general, unsecured obligations, ranking equally with all of BioSante’s existing and future unsubordinated, unsecured indebtedness and senior in right of payment to any subordinated indebtedness, but are effectively subordinated to all of BioSante’s existing and future secured indebtedness to the extent of the value of the related security, and structurally subordinated to all existing and future liabilities and other indebtedness of BioSante’s subsidiaries;

•                                          are convertible, at each holder’s option and at any time prior to the close of business on the business day prior to November 1, 2011, in the case of the convertible notes due in 2011, or May 1, 2013, in the case of the convertible notes due in 2013, into BioSante’s common stock at an initial conversion price of $49.78 and $3.72, respectively;

•                                          are subject to repurchase by BioSante at each holder’s option, if a fundamental change (as defined in the indentures), occurs, at a repurchase price equal to 100% of the principal amount of the convertible notes, plus accrued and unpaid interest (and additional amounts, if any) to, but not including, the repurchase date; and

•                                          are subject to redemption for cash by BioSante at any time in the case of the convertible notes due in 2011 and at any time on or after May 1, 2011, in the case of the convertible notes due in 2013, in whole or in part, at a redemption price equal to 100% of the principal amount of such notes if the closing price of BioSante’s common stock has exceeded 150% of the conversion price then in effect with respect to such notes for at least 20 trading days in any period of 30 consecutive trading days ending on the trading day prior to the mailing of the notice of redemption.

The indentures do not contain any financial covenants and do not restrict BioSante or its subsidiaries from paying dividends, incurring additional debt or issuing or repurchasing BioSante’s other securities. In addition, the indentures do not protect the note holders in the event of a highly leveraged transaction or a fundamental change of BioSante except in certain circumstances specified in the indentures.

No sinking fund is provided for the convertible notes. The convertible notes are not subject to defeasance. The convertible notes are issued only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount. No service charge will be made for any registration of transfer or exchange of convertible notes, but BioSante may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

BioSante will not issue fractional shares of common stock upon conversion of the convertible notes. Instead, BioSante will pay cash to the holders in an amount equal to the market value of that fractional share based upon the closing sale price of BioSante’s common stock on the trading day immediately preceding the conversion date. The holders may convert their convertible notes only in denominations of $1,000 and integral multiples of $1,000. The issuance and delivery of any shares of BioSante common stock upon the conversion of the notes by a holder of the convertible notes due in 2013 will be limited so that such holder would not become a beneficial owner of more than 19.9% of the shares of BioSante common stock outstanding at the time, subject to certain exceptions.

If there is an event of default (as defined in the indentures) with respect to the convertible notes due in 2011 and the convertible notes due in 2013, respectively, the principal of and premium, if any, on such convertible notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in each of the indentures. Each of the following is an event of default under the indenture with respect to the convertible notes subject thereto:

•                                          BioSante’s failure to pay when due the principal of any of the convertible notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

•                                          BioSante’s failure to pay an installment of interest (including additional amounts, if any) on any of the convertible notes for 30 days after the date when due;

•                                          BioSante’s failure to perform or observe any other term, covenant or agreement contained in the convertible notes or the indentures for a period of 60 days after written notice of such failure, requiring BioSante to remedy the same, shall have been given to BioSante by the trustee or to BioSante and the trustee by the holders of at least 25% in aggregate principal amount of the convertible notes then outstanding;

•                                          a default under any indebtedness for money borrowed by BioSante or any of its subsidiaries that is a “significant subsidiary” (as defined in Rule 405 of the Securities Act of 1933, as amended) the aggregate outstanding principal amount of which is in an amount in excess of $10.0 million, for a period of 30 days after written notice to BioSante by the trustee or to BioSante and the trustee by holders of at least 25% in aggregate principal amount of the convertible notes then outstanding, which default (a) is caused by a failure to pay principal or interest when due on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged; or (b) results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled or such indebtedness is discharged; and

•                                          certain events of bankruptcy, insolvency or reorganization with respect to BioSante or any of its subsidiaries that is a significant subsidiary.

The foregoing descriptions of the supplemental indentures and the indentures do not purport to be complete and are qualified in their entirety by reference to the supplemental indentures and the indentures, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 Pursuant to the terms of the Merger Agreement and as a result of and by virtue of the Merger, Stephen A. Sherwin, M.D. and John T. Potts, Jr., M.D., both former directors of Cell Genesys, joined the Board of Directors of BioSante at the effective time of the Merger.  Neither Dr. Sherwin nor Dr. Potts serves on any of BioSante’s board committees.

Dr. Sherwin joined Cell Genesys in March 1990. Dr. Sherwin served as chief executive officer since Cell Genesys’s inception, and in March 1994 he was elected to the additional position of chairman of the board of directors. From 1983 to 1990, Dr. Sherwin held various positions at Genentech, Inc., a biotechnology company, most recently as vice president of clinical research. Prior to 1983, Dr. Sherwin was on the staff of the National Cancer Institute. Dr. Sherwin currently serves as the chairman of the board of Ceregene, Inc., a former subsidiary of Cell Genesys, which he co-founded in 2001. Dr. Sherwin was also a co-founder of Abgenix, Inc, another former subsidiary of Cell Genesys, which was acquired by Amgen in 2006. He is also a director of Neurocrine Biosciences, Inc. and Rigel Pharmaceuticals, Inc. Dr. Sherwin, who also serves as a board member and vice chair for health care of the Biotechnology Industry Organization, holds a B.A. in biology from Yale University, an M.D. from Harvard Medical School and is board-certified in internal medicine and medical oncology.

Dr. Potts served as a director of Cell Genesys since May 1997. His career spans more than 40 years of service in science and medicine. Dr. Potts is currently the Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School. After medical training at the University of Pennsylvania, he did his internship and residency at Massachusetts General Hospital (MGH) from 1957 to 1959, then went to the National Institutes of Health (NIH) to work with Nobel laureate Christian Anfinsen in protein chemistry. Dr. Potts remained at the NIH from 1959 to 1968, when he returned to the MGH as chief of endocrinology. He served as chairman of the Department of Medicine and physician-in-chief from 1981 to 1996. In his role as director of research from 1995 to 2004, Dr. Potts was responsible for developing policies and strategies for preserving and strengthening the extensive scientific research effort at MGH, an endeavor which he continues to the present. The author or co-author of more than 500 scientific publications, he is a member of the National Academy of Sciences, the Institute of Medicine, and the American Academy of Arts and Sciences. Dr. Potts is a director of ReceptorBase, Inc. and Zeltiq Aesthetics, a founder of Radius Health, Inc., and a member of the Scientific Advisory Boards of MPM Capital and HealthCare Ventures, as well as the Medical Advisory Board of Cell Genesys.

As non-employee directors, each of Dr. Sherwin and Dr. Potts will be paid an annual cash retainer of $18,000, paid on a quarterly basis. BioSante also pays each of its non-employee directors an additional cash fee of $1,800 for each board meeting attended in person and $900 for each board meeting attended via telephone and each board committee meeting attended in person or via telephone. From time to time, BioSante grants options to purchase shares of BioSante common stock to its non-employee directors. Effective upon completion of the Merger, Dr. Sherwin and Dr. Potts each were granted an option to purchase 15,000 shares of BioSante common stock, each such option to vest or become exercisable (on a cumulative basis) in four equal (or as nearly equal as possible) yearly installments, with the first installment becoming exercisable on the one-year anniversary of the grant date, assuming Dr. Sherwin and Dr. Potts remain as directors of BioSante as of such dates.

BioSante enters into agreements with all of its directors under which it is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of BioSante’s directors.  BioSante will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to BioSante’s best interests.  With respect to any criminal proceeding, BioSante will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful.  The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

Other than pursuant to the terms of the Merger Agreement, which was previously reported and described in BioSante’s registration statement on Form S-4 (File No. 333-161181), which became effective on August 21, 2009, there is no arrangement or understanding between Dr. Sherwin or Dr. Potts and any other persons pursuant to which such individual was selected as a director of BioSante.  Other than as previously reported and described in BioSante’s Form S-4 registration statement, there has been no transaction, or proposed transaction, since January 1, 2009 to which Dr. Sherwin or Dr. Potts or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with BioSante within the meaning of Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934. In addition, there is no family relationship between Dr. Sherwin or Dr. Potts, on the one hand, and any of BioSante’s other directors, executive officers or persons nominated or chosen by BioSante to become directors or executive officers, on the other hand.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 14, 2009, BioSante’s certificate of incorporation was amended to increase the total number of shares of BioSante common stock that BioSante is authorized to issue from 100 million to 200 million and to increase the total number of shares of BioSante capital stock that BioSante is authorized to issue by 100 million, to reflect the increase in the authorized BioSante common stock.  The charter amendment was previously approved by BioSante’s board of directors on June 29, 2009 and by BioSante’s stockholders at a special meeting of stockholders held on September 30, 2009.  Immediately after the filing of the charter amendment, BioSante’s certificate was restated in its entirety to reflect such amendment and all previous amendments.  A copy of BioSante’s restated certificate of incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01                                             Regulation FD Disclosure.

On October 14, 2009, BioSante issued a news release announcing the completion of the Merger. A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by BioSante under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  Te financial statements required by Rule 3-05 of Regulation S-X were previously reported in BioSante’s registration statement on Form S-4 (File No. 333-161181), which became effective on August 21, 2009, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

(b)           Pro Forma Financial Information.  The pro forma financial statements required by Article 11 of Regulation S-X were previously reported in BioSante’s registration statement on Form S-4 (File No. 333-161181), which became effective on August 21, 2009, and pursuant to General Instruction B.3 of Form 8-K are not additionally reported herein.

(c)           Shell Company Transactions.  Not applicable.

(d)           Exhibits.

Exhibit No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of June 29, 2009 by and between BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc.*	Incorporated by reference to Exhibit 2.1 to BioSante’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2009
3.1	Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc.	Filed herewith
4.1

Supplemental Indenture dated as of October 14, 2009 to Indenture dated as of October 20, 2004, by and between BioSante Pharmaceuticals, Inc. and U.S. Bank National Association, Relating to Cell Genesys, Inc. 3.125% Convertible Senior Subordinated Notes due 2011

Filed herewith
4.2

Supplemental Indenture dated as of October 14, 2009 to Indenture dated as of June 24, 2009, by and between BioSante Pharmaceuticals, Inc. and U.S. Bank National Association, Relating to Cell Genesys, Inc. 3.125% Convertible Senior Subordinated Notes due 2013

Filed herewith
4.3	Indenture, dated as of June 24, 2009, between Cell Genesys, Inc. and U.S. Bank National Association, as trustee	Incorporated by reference to Exhibit 4.1 to Cell Genesys’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2009
4.4	Indenture, dated as of October 20, 2004, between Cell Genesys, Inc. and U.S. Bank National Association, as trustee	Incorporated by reference to Exhibit 4.1 to Cell Genesys’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 29, 2004
99.1	News release issued by BioSante Pharmaceuticals, Inc. on October 14, 2009	Furnished herewith

*                                         All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BioSante will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary

Dated:  October 14, 2009

BIOSANTE PHARMACEUTICALS, INC.

CURRENT REPORT ON FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
2.1	Agreement and Plan of Merger dated as of June 29, 2009 by and between BioSante Pharmaceuticals, Inc. and Cell Genesys, Inc.*	Incorporated by reference to Exhibit 2.1 to BioSante’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2009
3.1	Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc.	Filed herewith
4.1

Supplemental Indenture dated as of October 14, 2009 to Indenture dated as of October 20, 2004, by and between BioSante Pharmaceuticals, Inc. and U.S. Bank National Association, Relating to Cell Genesys, Inc. 3.125% Convertible Senior Subordinated Notes due 2011

Filed herewith
4.2

Supplemental Indenture dated as of October 14, 2009 to Indenture dated as of June 24, 2009, by and between BioSante Pharmaceuticals, Inc. and U.S. Bank National Association, Relating to Cell Genesys, Inc. 3.125% Convertible Senior Subordinated Notes due 2013

Filed herewith
4.3	Indenture, dated as of June 24, 2009, between Cell Genesys, Inc. and U.S. Bank National Association, as trustee	Incorporated by reference to Exhibit 4.1 to Cell Genesys’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2009
4.4	Indenture, dated as of October 20, 2004, between Cell Genesys, Inc. and U.S. Bank National Association, as trustee	Incorporated by reference to Exhibit 4.1 to Cell Genesys’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 29, 2004
99.1	News release issued by BioSante Pharmaceuticals, Inc. on October 14, 2009	Furnished herewith

*                                         All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BioSante will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.